Exhibit 99.1

Sky Quarry's Nevada-Based Refinery Launches Crowdfunding Campaign

“Exploring Digital Asset Strategies to Inform Future Capital Innovation”

Woods Cross, UT, July 23, 2025 – Sky Quarry Inc. (NASDAQ: SKYQ) (“Sky Quarry” or “the Company”), an integrated energy company focused on sustainable resource recovery, is pleased to announce the launch of a crowdfunding offering by its wholly owned subsidiary, Foreland Refining Corporation.

Shifting fuel markets across the Western U.S. are creating a unique opportunity for regional producers. Nevada currently imports approximately 86% of its refined fuel, much of it from California, where refinery closures are reshaping long-term supply dynamics. Foreland Refining offers a critical in-state solution, stepping in to meet this growing demand from its strategic base in Railroad Valley.

"This is a rare opportunity to invest in real infrastructure with real revenue," said Marcus Laun, Executive Vice President and Co-Founder of Sky Quarry. "While we continue working to bring our asphalt shingle recycling operations online, Foreland is already producing essential petroleum products and generating revenue. It is a foundational part of our circular energy model, and now we are inviting the public to participate in its future with us."

While building out its integrated energy platform, Sky Quarry is also exploring digital asset strategies aimed at improving transparency and efficiency in future capital raises. Though the Foreland crowdfund runs on traditional rails, the Company views its revenue-linked structure as a strong example of the kind of real-world investment that could be adapted to blockchain-based platforms as alternative financial infrastructure evolves.

Sky Quarry supports ongoing legislative efforts in Washington, including the Clarity for Payment Stablecoins Act and the GENIUS Act, which aim to provide a clearer regulatory framework for digital securities. The Company believes its history of successful crowdfunding efforts positions it to help shape the future of DeFi and real-world asset tokenization.

Proceeds from the crowdfund are intended to support targeted upgrades at the refinery to boost production as allowed under current permits, improve operational efficiency, and prepare for future integration of recycled heavy oil recovered from Sky Quarry’s planned asphalt shingle recycling operations in Utah, as well as for debt repayment, working capital, and general corporate purposes.

Foreland Refining Corporation’s offering is being conducted pursuant to Regulation Crowdfunding through PicMii Crowdfunding, with securities issued by Foreland Refining Corporation. Potential investors should carefully review the offering materials, including the Form C and related risk disclosures, before investing.

To learn more about the campaign or to invest, visit:

https://www.picmiicrowdfunding.com/deal/Foreland%20Refining/

Partnership Opportunities

Sky Quarry invites interested parties to connect with Jennifer Standley at IR@skyquarry.com. The Company is particularly interested in engaging with foundations, asset managers, and crypto entrepreneurs who share its vision for the convergence of traditional public markets and digital assets.

About Sky Quarry Inc.

Sky Quarry Inc. (NASDAQ:SKYQ) and its subsidiaries are, collectively, an oil production, refining, and a development-stage environmental remediation company formed to deploy technologies to facilitate the recycling of waste asphalt shingles and remediation of oil-saturated sands and soils. Our waste-to-energy mission is to repurpose and upcycle millions of tons of asphalt shingle waste, diverting them from landfills. By doing so, we can contribute to improved waste management, promote resource efficiency, conserve natural resources, and reduce environmental impact. For more information, please visit skyquarry.com.

About Foreland Refining Corporation

Foreland Refining Corporation, a wholly owned subsidiary of Sky Quarry, owns and operates the Eagle Springs refinery, located in Railroad Valley near Ely, Nevada. Founded in 1998, the company has operated the facility for over two decades, supplying fuel to mining, industrial, and transportation customers across the Western U.S. The refinery currently produces a range of essential petroleum products, including diesel, asphalt, vacuum gas oil (VGO), and naphtha. It remains the only active crude oil refinery in the state of Nevada.

Forward-Looking Statements

This press release may include ''forward-looking statements.'' All statements pertaining to our future financial and/or operating results, future events, or future developments may constitute forward-looking statements. The statements may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project,” or words of similar meaning. Such statements are based on the current expectations and certain assumptions of our management, of which many are beyond our control. These are subject to a number of risks, uncertainties, and factors, including but not limited to those described in our disclosures. Should one or more of these risks or uncertainties materialize or should underlying expectations not occur or assumptions prove incorrect, actual results, performance, or our achievements may (negatively or positively) vary materially from those described explicitly or implicitly in the relevant forward-looking statement. We neither intend, nor assume any obligation, to update or revise these forward-looking statements in light of developments which differ from those anticipated. You are urged to carefully review and consider any cautionary statements and the Company’s other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the Company’s Form 10-K as filed with the SEC on March 31, 2025, as well as the Company’s Form 10-Q as filed with the SEC on May 15, 2025. Forward-looking statements speak only as of the date of the document in which they are contained.

Investor Relations

Jennifer Standley
Director of Investor Relations

Ir@skyquarry.com

Company Website

www.skyquarry.com